AGREEMENT AND PLAN OF MERGER

                                  By and among

                               RARE MEDIUM, INC.,

                            ICC TECHNOLOGIES, INC.,

                           DIGITALFACADES CORPORATION

                                    and the

                                STOCKHOLDERS OF
                           DIGITALFACADES CORPORATION

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of August 13, 1998 by and among Rare Medium, Inc., a New York corporation (the "Rare Medium" or the "Purchaser"), ICC Technologies, Inc., a Delaware corporation ("ICC"), DigitalFacades Corporation, a California corporation ("DigitalFacades"), and the stockholders of DigitalFacades identified in Exhibit A hereto (collectively, the "Stockholders").


                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:


                             ARTICLE I - THE MERGER

         1.1      The Merger

         Upon the terms and subject to the conditions hereof, (a) on the Effective Date (as defined in Section 1.2 hereof), the separate existence of DigitalFacades shall cease and DigitalFacades shall merge (the "Merger") with and into Rare Medium (Rare Medium being sometimes referred to herein as the "Surviving Corporation") and (b) from and after the Effective Time (as defined in Section 1.2 hereto, the Merger shall have all the effects of a merger provided by the laws of the State of New York, the State of California and other applicable law. It is intended that the Merger shall qualify as a "reorganization" under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").


         1.2      The Closing; Effective Date and Time of the Merger

         The closing of this Agreement (the "Closing") shall occur on August 13, 1998 (the "Closing Date") at 10:00 a.m. local time at the offices of Elias, Goodman, Shanks & Zizmor, L.L.P., or such other time or location as the parties hereto shall agree. At the Closing, each of the parties hereto shall deliver all such funds, documents, instruments, certificates and other items as may be required under this Agreement or the Operative Agreements (as defined in Section
2.33 hereof) or otherwise.

         On the Closing Date and subject to the terms and conditions hereof, such officers' certificates and certificates of merger (together, the "Certificates of Merger")


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as are necessary or advisable to accomplish the Merger in compliance with the applicable provisions of the Business Corporation Law of the State of New York (the "New York Law") and the California Corporations Code (the "California Law"), substantially in the form or forms attached hereto as Exhibit 1.2, and in such form as required by, and executed in duplicate in accordance with, the New York Law, shall be delivered for filing to the Secretary of State of the State of New York (the "New York Secretary of State") and to the Secretary of State of the State of California pursuant to Section 1108 of the California Law. The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") that the Certificates of Merger are so filed and a certificate to that effect is issued by the New York Secretary of State, subject to Section 1108 (e) of the California Law. If either the New York or California Secretaries of State require any changes in the Certificates of Merger as a condition to filing the Certificates of Merger or issuing its certificate, ICC, Rare Medium, DigitalFacades and the Stockholders will execute necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any substantive change in the terms of this Agreement.

         1.3      Purchase Price

         Subject to the terms and conditions of this Agreement, the purchase price for DigitalFacades (the "Purchase Price") will be paid as follows:

         (a) $3,000,000 shall be paid at Closing by delivery of restricted shares of the common stock, par value $.01 per share, of ICC ("ICC Common Stock"), which the parties agree shall be valued at the average closing price per share of ICC Common Stock for the 20 trading days prior to the Closing Date (as reported in the Wall Street Journal) (the "Closing Date Value"); provided, however, that shares of ICC Common Stock in the aggregate value of $500,000 shall be subject to a Stock Pledge Agreement by and between Rare Medium and the Stockholders in the form set forth as Exhibit 1.3(a) (the "Stock Pledge Agreement").

         (b) In addition to the foregoing, the Stockholders shall be entitled to receive additional shares of Stock (the "Additional Shares") in an amount not to exceed $1,500,000.00 in value, which shall be contingent upon the amount of revenue earned (based upon the accrual method) by DigitalFacades (and after the Closing Date, by Rare Medium) during calendar year 1998 (the "DigitalFacades Revenue"). If the DigitalFacades Revenue shall equal or exceed $2,500,000.00 and the net profit margin for 1998 for providing the services which produced the DigitalFacades Revenue (the "Profit Margin") equals or exceeds fifteen percent (15%), the Stockholders shall receive Additional Shares in the amount of $1,500,000.00. In the event that the DigitalFacades Revenue shall be less than $2,500,000.00, the Additional Shares to be received by the Stockholders shall be proportionately reduced; provided, however, that no Additional Shares shall be received by the Stockholders in the event that the DigitalFacades Revenue shall be


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


less than $1,750,000.00 or if the Profit Margin is less than fifteen percent (15%) (regardless of the amount of the DigitalFacades Revenue). For purposes of illustration and not in limitation hereof, in the event that the DigitalFacades Revenue shall be $2,000,000.00 (and the Profit Margin exceeded 15%), the amount of Additional Shares earned shall be $500,000.00, which is one-third of the Additional Shares since the $2,000,000.00 DigitalFacades Revenue was one-third of the difference between $1,750,000.00 and $2,500,000.00

         The value of the Additional Shares shall be based upon the average closing price per share of ICC Common Stock for the 20 trading day period prior to and including December 31, 1998 (as reported in the Wall Street Journal) (the "Year End Value").

         For the purposes of this paragraph, the DigitalFacades Revenue shall include: (i) all revenue actually received by DigitalFacades on or prior to the Closing Date during calendar year 1998; and (ii) all revenue (earned, based upon the accrual method) by ICC, Rare Medium or other affiliates (collectively, "Affiliated Companies") after the Closing Date during calendar year 1998 which is attributable to work performed in or work procured by the Southern California offices of the Affiliated Companies, excluding only (1) such revenue attributable to contracts or projects of the Affiliated Companies existing as of the Closing Date (except the existing DigitalFacades contracts and projects shall be included; (2) such revenue with respect to which individuals who, prior to the Closing were DigitalFacades employess, did not have any material participation in procuring (through business promotion or otherwise) and (3) such revenue specifically and mutually agreed upon on a case-by-case basis among the parties. For the purposes of this paragraph, Profit Margin shall mean the excess of DigitalFacades Revenue over the Direct Costs, as defined below, of producing the DigitalFacades Revenue. Direct Costs shall be computed in a manner consistent with the 1996 and 1997 income tax returns of DigitalFacades and shall not include the following: (i) an allocation of corporate overhead in excess of the corporate overhead experienced by DigitalFacades prior to the Closing, (ii) a charge for increased employee benefits in excess of DigitalFacades' current benefit structure (that is, if the cost of the post-Closing Date benefit structure exceeds the cost of the pre-Closing Date benefit structure, the excess cost shall not be taken into account in determining the Profit Margin for the purposes of this paragraph); or (iii) all costs associated with work performed which does not contribute to the DigitalFacades Revenue.

         (c) In the event that a post-Closing audit conducted by an independent certified public accounting firm shall show that the net worth for DigitalFacades, as indicated on a Balance Sheet as of the Closing Date, was less than $750,000.00, the Purchase Price shall be deemed to be reduced in an amount equal to the difference between $750,000.00 and the actual net worth, as shown on the Closing Date Balance Sheet, with such reduction in the Purchase Price offset against the ICC Common


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Stock pledged pursuant to the Stock Pledge Agreement and/or the Additional
Shares only.

         1.4      Conversion of Shares

                  1.4.1    Exchange Ratio

         As of the Effective Date, by virtue of the Merger and without any action of the holders thereof:

                  (a) All shares of any class of the common stock, par value $.01 per share, of DigitalFacades (the "Common Stock") held by DigitalFacades, whether as treasury shares or otherwise, shall be canceled;

                  (b) All of the other issued and outstanding shares of Common Stock not held by DigitalFacades shall be canceled and converted into the right of each holder to receive from ICC a pro rata portion (based upon the number of shares of DigitalFacades Common Stock held by each Stockholder immediately prior to the Closing) of the Purchase Price in accordance with Section 1.3 above;

                  (c) Any granted and outstanding options, warrants or other rights to purchase or subscribe for shares of Common Stock shall be canceled subject to the provisions of Section 7.10 below; and

                  (d) Each issued and outstanding share of Rare Medium's capital stock shall be converted into one share of the Surviving Corporation's common stock.

                  1.4.2    ICC to Make Certificates Available

         Upon surrender to Rare Medium of one or more certificates representing Common Stock for cancellation, ICC shall make available, and each holder of Common Stock shall be entitled to certificates representing the number of shares of ICC Common Stock that such holder is entitled to receive pursuant to Section
1.4.1 (b) hereof, provided, however, that the parties acknowledge that Rare Medium shall retain physical possession of the certificates representing shares of ICC Common Stock in the aggregate value of $500,000.00 pursuant to the terms of the Stock Pledge Agreement.

                  1.4.3    No Fractional Securities

         No certificates or scrip representing fractional shares of ICC Common Stock shall be issued upon the surrender for exchange of certificates representing Common Stock pursuant to this Article I and no ICC dividend, stock split or interest


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shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Common Stock who would otherwise have been entitled to a fraction of a share of ICC Common Stock upon surrender of certificates representing Common Stock for cancellation pursuant to this Article I will be paid cash upon such surrender in an amount equal to such fraction times, with respect to the stock issued under Section 1.3(a), the Closing Date Value and, with respect to stock issued under Section 1.3(b), the Year End Value.

                  1.4.4    Closing Company Transfer Books

         Upon the Effective Date, the stock transfer books of DigitalFacades shall be closed and no transfer of Common Stock shall thereafter be made. If, after the Effective Date, certificates representing shares of Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing ICC Common Stock.

         1.5      Assistance in Consummation of the Merger

         The Stockholders, Rare Medium, ICC and DigitalFacades shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Agreement. ICC shall cause Rare Medium to perform all of Rare Medium's obligations in connection with this Agreement.


                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
                     OF DIGITALFACADES AND THE STOCKHOLDERS

         A. Except as otherwise disclosed in the applicable Schedules, DigitalFacades and the Stockholders jointly and severally represent and warrant to Rare Medium and ICC, as of the date of this Agreement (which representations and warranties shall survive the Closing to the extent provided in Section 9.3 hereof), all as follows in this Article II:

         2.1      Intentionally Deleted/Moved

         2.2      Organization, Good Standing

         DigitalFacades is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted. DigitalFacades is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction listed


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on Schedule 2.2, which jurisdictions constitute all the jurisdictions where because of the character of DigitalFacades' properties occupied, owned or held under lease or the nature of the business conducted by DigitalFacades the failure to be so qualified would have a material adverse effect on DigitalFacades.

         2.3      Authorization

         DigitalFacades has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been and will be, on the Closing Date, duty executed and delivered by DigitalFacades and except as set forth on Schedule 2.3, this Agreement is, and will be, on the Closing Date, a legal, valid and binding obligation of DigitalFacades, enforceable against DigitalFacades in accordance with the respective terms of this Agreement.

         2.4      Authorized Capitalization

         DigitalFacades' authorized capital stock consists solely of shares of Common Stock of which 1,444,500 shares are issued and outstanding on the date of this Agreement and entirely held by the Stockholders. All issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.4, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character which obligate or may obligate DigitalFacades to issue any additional shares of any of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of any such capital stock.

         2.5      Subsidiaries and Affiliates

         DigitalFacades has no Subsidiary. As used in this Agreement, "Subsidiary," when used in reference to any Person (as defined in Section 2.6 of this Agreement), shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such Person. Except as set forth in Schedule 2.5, DigitalFacades does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

         2.6      No Approvals or Notices Required; No Conflicts With
                  Instruments

         Except as set forth on Schedule 2.6, the execution, delivery and performance of this Agreement and the Operative Agreements, as defined below, by DigitalFacades and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or


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lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to DigitalFacades, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Secretaries of State, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which DigitalFacades is a party or by which it is bound or to which any of its assets are subject, (d) result in the creation of any lien or encumbrance upon the assets of DigitalFacades or upon the Common Stock, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or By-Laws of DigitalFacades, or (f) invalidate or adversely affect any permit, license, or authorization used in the conduct of the business of DigitalFacades.

         2.7      Financial Statements

         DigitalFacades has delivered to Rare Medium (a) an internally prepared balance sheet and statement of income of DigitalFacades as of or for each of the three fiscal years ending December 31, 1995, 1996 and 1997 and (b) an internally prepared trial balance of DigitalFacades' accounts as of and for the one-month period ended May 31, 1998 (the balance sheet as of May 31, 1998 being herein referred to as the "Company Balance Sheet"). All the foregoing financial statements are herein referred to as the "Financial Statements." The Financial Statements have been prepared in conformity with generally accepted accounting principles, and on a basis consistent with prior accounting periods, and present fairly the financial position, results of operations and changes in financial position of DigitalFacades as of the dates and for the periods indicated. DigitalFacades has no liability or obligation of any nature (absolute, contingent or otherwise) of a type which is customarily reflected or reserved against on a balance sheet which is not fully reflected or reserved against in the Company Balance Sheet, except for liability reserves or obligations incurred since the date of the Company Balance Sheet (i) in the ordinary course of business and consistent with past practice and not in excess of $25,000 in the aggregate or $5,000 individually or (ii) specifically set forth on Schedule 2.7.

         2.8      Absence of Certain Changes or Events

         Except as specifically set forth on Schedule 2.8 or as specifically contemplated by this Agreement, since May 31, 1998, neither DigitalFacades nor any of its officers or directors in their representative capacity on behalf of DigitalFacades has:


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                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by the Stockholders or any officer, director or employee of DigitalFacades);

                  (c) granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer or employee;

                  (d) suffered any material adverse change in its working capital, assets, liabilities (absolute, accrued, contingent or otherwise), earnings or reserves or in its financial condition, business, business prospects or operations;

                  (e) borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), or incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) which exceed in the aggregate $7,500 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), except liabilities and obligations reflected in the Company Balance Sheet or incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice which do not exceed $5,000 in the aggregate, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except for
(i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments and


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other lease-related performance incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

                  (h) written down the value of any inventory (including write-downs by reason of shrinkage or markdown) or written off as uncollectible any notes or accounts receivable;

                  (i) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                  (j) intentionally deleted;

                  (k) made any capital expenditure or commitment to make a capital expenditure for additions to property, plant, equipment or intangible capital assets;

                  (l) made any change in any method of accounting or accounting practice;

                  (m) issued any capital stock or other securities or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of DigitalFacades, or otherwise permitted the withdrawal by any of the holders of capital stock of DigitalFacades of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

                  (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of the holders of capital stock of DigitalFacades, or any affiliate of such holder or any of its officers or directors, except for compensation paid to officers at rates not exceeding the rate of compensation as of May 31, 1998;

                  (o) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of DigitalFacades or any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of DigitalFacades as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person;


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                  (p) received notice of, or otherwise obtained knowledge of:
(i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against DigitalFacades before or by any court or governmental or non-governmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any valid basis for any claim, action, suit, arbitration, proceeding, investigation or the application of any fine or penalty adverse to DigitalFacades before or by any Person; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which DigitalFacades is a party which relate directly to the transactions contemplated herein or which would otherwise have an adverse effect upon the business, business prospects, assets or financial condition of DigitalFacades, or

                  (q) agreed, whether in writing or otherwise, to take any action described in this Section 2.8 not otherwise specifically disclosed pursuant to this Section 2.8.

         2.9      Taxes

         Except as described on Schedule 2.9, DigitalFacades has (a) duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all tax returns, information returns and reports for all Taxes (as defined below) required to have been filed with respect to DigitalFacades and (b) paid in full or provided for all Taxes, interest and other governmental charges which are shown to be due on such returns or reports. All accrued taxes have been properly reserved for in the Company Balance Sheet. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profit, license, withholding, payroll, employment, severance, stamp, occupation, windfall profit, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. Furthermore, except as described on Schedule 2.9, (i) the reserves and provisions for Taxes reflected in the Company Balance Sheet are adequate, as determined in accordance with generally accepted accounting principles consistently applied; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or to DigitalFacades' and the Stockholders' actual knowledge threatened against DigitalFacades, and to DigitalFacades' and the Stockholders' actual knowledge no audit or investigation by governmental authorities is under way with respect to Taxes, interest or other governmental charges; (iii) no state of facts exists or has existed which would constitute a reasonable basis for the assessment against DigitalFacades of any additional tax liability with respect to any period for which tax returns have been filed; (iv) DigitalFacades has not filed or entered into any election, consent or extension agreement or any waiver that extends any


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applicable statute of limitations; (v) any Taxes incurred by DigitalFacades or accrued by it since the date of the Company Balance Sheet have arisen in the ordinary course of business; and (vi) DigitalFacades has not filed any consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), to any assets held, acquired or to be acquired by it. DigitalFacades has furnished Rare Medium with complete and correct copies of all returns, of Taxes, except for returns of Taxes for periods as to which the applicable statutory period of limitations has expired. DigitalFacades has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. DigitalFacades is a "small business corporation" within the meaning of Section 280G(b)(5) of the Code.

         2.10     Property

         (a) DigitalFacades owns no real property other than the leasehold interests described herein. Schedule 2.10 is a complete and accurate list of all real property of DigitalFacades which is leased, rented or used by DigitalFacades (the "Real Property"). DigitalFacades has delivered to Rare Medium true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses of any portion of the Real Property.

         (b) DigitalFacades has provided to Rare Medium a complete and accurate list of each item of personal property having a fair market value in excess of $2,500 which is owned, leased, rented or used by DigitalFacades (the "Personal Property"); provided, however, that such list need not describe the Listed Intellectual Property or the Intellectual Property Licenses (both terms as defined in Section 2.17 hereof). DigitalFacades has delivered to Rare Medium true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses of any portion of the Personal Property. The Real Property and the Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual value of less than $2,500, the Listed Intellectual Property and the Intellectual Property Licenses) (i) reflected in DigitalFacades Balance Sheet or purchased by DigitalFacades since the date of DigitalFacades Balance Sheet (except for such properties or assets sold since the date of DigitalFacades Balance Sheet in the ordinary course of business and consistent with past practice) or (ii) used in the business of DigitalFacades as presently conducted.

         (c) Except as set forth on Schedule 2.10(c), DigitalFacades' leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any kind. Each lease of any


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


portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto. DigitalFacades has performed all obligations imposed upon it thereunder; and neither DigitalFacades nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default by DigitalFacades thereunder, or to the actual knowledge of DigitalFacades and the Stockholders, would constitute a default by any other party. Except as set forth on Schedule 2.6, no consent is required from any Person under any lease of the Real Property in connection with the consummation of the transactions described in this Agreement and the Operative Agreements, and DigitalFacades has not received notice that any party to any such lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Except as set forth in Schedule 2.10(c) DigitalFacades has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

         (d) Except as described on Schedule 2.10(d), DigitalFacades' plant, structures and Personal Property are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put and comply in all material respects with applicable safety and other laws and regulations.

         (e) Except as set forth on Schedule 2.10(e), and except for (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments and other lease-related performance in respect of the Real Property incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carrier's' and other similar liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is free and clear of all liens, and, other than leased Personal Property which is so noted on the list supplied pursuant to paragraph (b) of this Section 2.10, DigitalFacades owns such Personal Property.

         (f) Except as set forth on Schedule 2.10(f), each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, DigitalFacades has performed all obligations imposed upon it thereunder, and neither DigitalFacades nor any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by DigitalFacades thereunder, or to the actual knowledge of DigitalFacades and the Stockholders, would constitute a default by any other party. Except as set forth on Schedule 2.6, no consent is required from the owner or lessor under any lease of Personal Property in connection with the consummation of the transactions described in this Agreement and the Operative Agreements, and DigitalFacades has not received notice that any party to any such lease, license, rental agreement, contract of sale or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. DigitalFacades has not granted any leases, subleases, tenancies or licenses of any portion of the Personal Property, except as described in Schedule 2.10(f) or Schedule 2.17.

         (g) Neither the whole nor any portion of the leaseholds or any other assets or property of DigitalFacades is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Stockholders, has any such condemnation, expropriation or taking been proposed.

         2.11     Contracts

         Schedule 2.11 contains a complete and accurate list of all material contracts, oral or written, to which DigitalFacades is a party or by which DigitalFacades is bound, including, without limitation, security agreements, conditional sales agreements, instruments relating to the borrowing of money, and broker or distributorship agreements; provided, however, that Schedule 2.11 need not include: (a) purchase orders received by DigitalFacades in the ordinary course of its business from its customers; (b) purchase orders issued by DigitalFacades in the ordinary course of its business to its suppliers and subcontractors involving less than $3,500 individually and $15,000 in the aggregate; or (c) other contracts cancelable within 30 days without penalty or involving less than $ 3,500 individually and $15,000 in the aggregate. Except as set forth on such Schedule 2.11, all contracts set forth in such Schedule are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, DigitalFacades has performed all material obligations imposed upon it thereunder, neither DigitalFacades nor any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by DigitalFacades thereunder, or to the actual knowledge of DigitalFacades and the Stockholders, would constitute a default by any other party and none of the contracts have been modified or amended. True and complete copies of each such contract have been heretofore delivered to Rare Medium. Except as specifically set forth on such Schedule 2.11, DigitalFacades has no contracts, agreements, indentures, instruments, commitments or understandings, of any nature, either oral or written.

         Except as specifically set forth on such Schedule 2.11, DigitalFacades has no:

                  (i) restriction by agreement from carrying on its business anywhere in the world, or restriction by agreement from providing services to any customer or potential customer;

                  (ii) notice of or any knowledge that any party to a contract to which it is a party intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder; and

                  (iii) material disagreement with any of its suppliers or customers.

         2.12     Customers and Suppliers

         Schedule 2.12 sets forth: (a) a list of the customers of DigitalFacades accounting for 5% or more of DigitalFacades' sales during the fiscal year last ended showing the approximate total sales by DigitalFacades to each such customer during the fiscal year last ended and (b) a current list of the suppliers of DigitalFacades from whom DigitalFacades has purchased more than 5% of the goods purchased by DigitalFacades in the fiscal year last ended. DigitalFacades has no reasonable basis to expect any material modification to its relationship with any customer or supplier named on Schedule 2.12, other than in the normal course of business. Except as set forth on such Schedule 2.12, DigitalFacades has not had any customer who accounted, directly or indirectly, for more than 5% of its sales during the last two fiscal years, and DigitalFacades has no supplier from whom it has purchased more than 5% of the goods or services which it purchased during the last two fiscal years. Except as set forth on such Schedule 2.12, DigitalFacades is not a party to or bound by, any contract which prohibits the use or publication by DigitalFacades, Rare Medium or ICC of the name of any party to such contract and DigitalFacades is not a party to or bound by, any contract which prohibits or in any way restricts DigitalFacades from freely providing services to any other customer of DigitalFacades or any potential customer of DigitalFacades, Rare Medium or ICC. Except as set forth on such Schedule 2.12, none of DigitalFacades' customers has canceled or has notified DigitalFacades that it plans to cancel a contract or to substantially reduce utilization of the services provided by DigitalFacades.
Schedule 2.12 sets forth all of DigitalFacades' vendor authorizations for the resale of goods and services.

         2.13     Intentionally Deleted

         2.14     Claims and Legal Proceedings

         Except as set forth on Schedule 2.14 and Schedule 2.17, there are no claims, actions, suits, arbitrations, proceedings or to the actual knowledge of DigitalFacades and the Stockholders investigations pending or involving or threatened against, DigitalFacades before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality. There is no valid basis for any claim, action, suit, arbitration, proceeding or investigation (other than as noted on Schedule 2.14 or Schedule 2.17) adverse to the business, business prospects, assets, operations or condition (financial or other) of DigitalFacades before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which DigitalFacades is a party which involve the transactions contemplated herein or which would have an adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of DigitalFacades.

         2.15     Labor Matters

         Except as set forth in Schedule 2.15, there are no disputes, employee grievances or disciplinary actions pending or to the knowledge of DigitalFacades or the Stockholders threatened or involving DigitalFacades or any of its present or former employees. Except as set forth in Schedule 2.15, DigitalFacades has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours, the failure to comply with which would have a material adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of DigitalFacades. DigitalFacades is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or to DigitalFacades' and the Stockholders' actual knowledge threatened against or affecting DigitalFacades, and DigitalFacades has not experienced any work stoppage or other labor difficulty. No collective bargaining agreement is binding on DigitalFacades. DigitalFacades has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of DigitalFacades, and DigitalFacades has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization.

         2.16     Employee Benefit Plans

         (a) Except as set forth on Schedule 2.16, DigitalFacades has no bonus, deferred compensation, incentive, severance pay, pension, profit-sharing, retirement, stock purchase, stock option or any other employee benefit plan, employee fringe benefit plan, arrangement or payroll practice with regard to present or former employees as to which DigitalFacades has any liability ("Employee Benefit Plan"). The aggregate contributions made by DigitalFacades during the fiscal year last ended pursuant to all Employee Benefit Plans, did not exceed $25,000. Except as set forth in Schedule 2.16, DigitalFacades has no current agreement, arrangement or commitment, to adopt any additional Employee Benefit Plan or to modify or amend any existing Employee Benefit Plan.

         (b) DigitalFacades has delivered to Rare Medium true, correct and complete copies of all written Employee Benefit Plans of DigitalFacades, all contracts related thereto and the most recently available annual reports, summary plan descriptions, Internal Revenue Service Form 5500s (or 5500-C or 5500-R) and the most recent favorable determination letters for such plans to the extent applicable. DigitalFacades is in compliance in all material respects with the terms of its Employee Benefit Plans and with all applicable laws and regulations, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. DigitalFacades has satisfied any benefit payments or amounts due to participants, beneficiaries and the Pension Benefit Guaranty Corporation which may have arisen under any such plans previously maintained by them and does not anticipate any future claims for benefits with regard to such plans. Neither DigitalFacades nor any "affiliate" of DigitalFacades is a party to, has ever made any contributions to, or is subject to any liability with respect to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA or any defined benefit plan within the meaning of Section 3(35)of ERISA. The term "affiliate" means any company,trade or business which is a member of the same control group, as defined in Section 414(b) or 414(c) of the Code, with the Company, or any company, trade or business which is a member of an affiliated service group, as defined in Section 414(m) or 414(o) of the Code, with DigitalFacades.

         (c) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or failure to meet the requirements of
Section 4980B(f) of the Code has occurred with respect to any Employee Benefit Plan which could subject DigitalFacades to any liability.

         (d) There are no actions, suits or claims pending (other than routine claims for benefits) or which could reasonably be expected to be asserted against any Employee Benefit Plan or the assets of any such plan which would have a material adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of DigitalFacades.

         2.17     Patents, Trademarks

         (a) DigitalFacades has a valid license to use each copy of mass-market third-party software used by it. Set forth on Schedule 2.17(a) is a true and complete list of all material inventions, patents, trademarks, trade names, brand names, copyrights, and Software Products (as defined in paragraph (b) of this Section 2.17), (collectively, the "Listed Intellectual Property") of any kind now used or reasonably anticipated to be used in the business of DigitalFacades except the mass-market third-party software described in the first sentence of this Section 2.17. Schedule 2.17(b) contains a complete list of all licenses or agreements which relate to the Listed Intellectual Property (the "Intellectual Property Licenses"); such list indicates the specific Listed Intellectual Property affected by each such Intellectual Property License. Except as set forth on Schedules 2.17(a) or Schedule 2.17(b), neither DigitalFacades' operations nor any Listed Intellectual Property owned by

DigitalFacades or to the actual knowledge of DigitalFacades or the Stockholders, any Intellectual Property License would infringe upon any validly issued or to the knowledge of DigitalFacades, any pending trademark, trade name, service mark, copyright or, any validly issued patent or other right of any other Person, nor, to the actual knowledge of DigitalFacades and the Stockholders, is there any infringement by any other Person of any of the Listed Intellectual Property or of the intellectual property to which the Intellectual Property Licenses relate. Except as specifically set forth on Schedule 2.17(a) or 2.17(b), consummation of the transactions contemplated hereby and by the Operative Agreements will not alter or impair DigitalFacades' rights to any of the Listed Intellectual Property or under any Intellectual Property License. The manner in which DigitalFacades has manufactured, packaged, shipped, advertised, labeled and sold its products complies with all applicable laws and regulations pertaining thereto, the failure to comply with which would have a material adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of DigitalFacades.

         (b) Except as specifically set forth on Schedule 2.17(a) or Schedule 2.17(b), DigitalFacades is the sole and exclusive owner or licensee of:

                  (i) the Listed Intellectual Property, the Intellectual Property Licenses and the technology, know-how and processes now used by DigitalFacades, or used in connection with any product now being manufactured and sold by DigitalFacades, in the manner that such product is now being manufactured and sold; and

                  (ii) all rights, title and interest of whatever kind or nature throughout the world in and to the fully or partially developed computer software products listed on Schedule 2.17(a) or Schedule 2.17(b), with all modifications, enhancements and additions thereto, including, without limitation, all rights in and to all versions thereof and all source code, object code, manuals and other documentation and related materials thereof (collectively, the "Software Products"). Without limiting the generality of the above, the Software Products shall also include all of DigitalFacades' related programs, trade secrets, algorithms and processes relating to the Software Products or such programs, DigitalFacades' copyright in and to each of the Software Products and all works derivative therefrom (including the registrations of copyright listed on Schedule 2.17(a)), all current, previous, enhanced and developmental versions of the source and object code and any variations thereof, all user and programmer documentation, all design specifications, all maintenance and installation job control language, all system documentation (including all flow charts, systems procedures and program component descriptions), all procedures for modification and preparation for the release of enhanced versions and all test data available (excluding all proprietary information of third parties) with respect to the Software Products.

         (c) Except as set forth on Schedule 2.17(a) or Schedule 2.17(b), each of the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, DigitalFacades has performed all obligations imposed upon it thereunder, and neither DigitalFacades nor to the actual knowledge of DigitalFacades and the Stockholders any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by DigitalFacades thereunder nor, to the the actual knowledge of DigitalFacades and the Stockholders, a default thereunder by any other party thereunder. Except as set forth on Schedule 2.17(a) or Schedule 2.17(b), DigitalFacades has not received notice that any party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Except as set forth on Schedule 2.17(a) or Schedule 2.17(b), no licenses, sublicenses, covenants or agreements have been granted or entered into by DigitalFacades in respect of any of the Listed Intellectual Property except the Intellectual Property Licenses. Except as set forth on Schedule 2.17(a) or Schedule 2.17(b), no director, officer, Stockholders or employee of DigitalFacades owns, directly or indirectly, in whole or in part, any of the Listed Intellectual Property. Except as set forth on Schedule 2.17(a) or Schedule 2.17(b), none of the employees or consultants of DigitalFacades is a party to any currently effective agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than DigitalFacades.

         (d) Except as set forth on Schedule 2.17(a) or Schedule 2.17(b), since January 1, 1991 no Person has asserted to DigitalFacades any claim of infringement or other interference with third-party rights with respect to the Listed Intellectual Property. Except as set forth on Schedule 2.17(a) or
Schedule 2.17(b), (i) DigitalFacades has not disclosed any source code regarding the Software Products to any Person other than to an employee of DigitalFacades, to ICC or to Rare Medium, (ii) DigitalFacades has at all times maintained reasonable procedures to protect and has enforced all material trade secrets of DigitalFacades; (iii) neither DigitalFacades nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Software Products, nor is any other party to the Intellectual Property Licenses or any escrow agent under any such obligation to disclose any source code or other proprietary information included in or relating to Software Products, if any, that are licensed to DigitalFacades, or to any Person, and no event has taken place, including the execution of this Agreement or any related change in DigitalFacades' business activities, which would give rise to such obligation, and (iv) DigitalFacades has not deposited any source code regarding the Software Products into any source code escrows or similar arrangements. If, as disclosed on Schedule 2.17(a) or Schedule 2.17(b), DigitalFacades has deposited any source code to Software Products into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

         (e) Except as set forth on Schedule 2.17(a) or Schedule 2.17(b), the Software Products currently being marketed by DigitalFacades are free from known significant defects and substantially conform to the specifications, documentation and sample demonstration furnished to Rare Medium.

         2.18     Accounts Receivable

         All accounts receivable of DigitalFacades reflected in the Company Balance Sheet, or existing at the Effective Time, represent sales actually made in the ordinary course of business. Except as described on Schedule 2.18, DigitalFacades has no reason to believe that any such account receivable shall not be collected in the amounts shown. Except as described on Schedule 2.18, DigitalFacades' bad debt reserves and sales return allowances as reflected in the Company Balance Sheet are adequate based on DigitalFacades' bad debts and sales returns experience to date. Set forth on Schedule 2.18 is a full and complete list of all accounts receivable of DigitalFacades existing as of May 31, 1998 and as of the Closing Date.

         2.19     Inventory

         DigitalFacades maintains no inventory.

         2.20     Corporate Books and Records

         DigitalFacades has furnished to Rare Medium or its representatives for their examination true and complete copies of (a) the Articles of Incorporation and By-Laws of DigitalFacades, including all amendments thereto, (b) the minute books of DigitalFacades, and (c) the stock transfer books of DigitalFacades.

         2.21     Licenses, Permits, Authorizations, Etc.

         Except as identified on Schedule 2.21, DigitalFacades has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain which would, in the aggregate, have a material adverse effect on DigitalFacades' business, business prospects, assets, operations or condition (financial or other). DigitalFacades has not received any notification of any failure by it to have obtained any of such governmental approvals, authorizations, consents, licenses, orders, registrations or permits.

         2.22     Applicable Laws

         (a) Except as described on Schedule 2.22, DigitalFacades has complied, and is in compliance with, all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to the Real Property and the Personal Property, the failure to comply with which would, in the aggregate, have a material adverse effect on the business, assets or operations of DigitalFacades, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. DigitalFacades has not received any notification of any asserted present or past unremedied failure by DigitalFacades to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

         (b) To the actual knowledge of DigitalFacades and the Stockholders, DigitalFacades is not currently in violation of any applicable building, zoning, environmental or other law, ordinance or regulation in respect of the Real Property or its plant, structures or operations. To the actual knowledge of DigitalFacades and the Stockholders, no such law, ordinance or regulation would reasonably be expected to prevent the use of substantially all the Real Property for the conduct thereon of the business of DigitalFacades as currently conducted.

         (c) To the actual knowledge of DigitalFacades and the Stockholders, DigitalFacades is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Real Property or the Personal Property or the conduct of its business, any applicable federal, state, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions or orders of any governmental entity relating to environmental (air, water, groundwater, soil, noise and odor) matters, including, by way of illustration and not of limitation, the Clean Air Act, the Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et. seq.) and the regulations issued thereunder, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et. seq.), the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Hazardous Waste Control Act, comparable State of California laws, and the regulations issued thereunder, and all other applicable federal, state, county, local and foreign environmental requirements.

         2.23     Insurance

         (a)      DigitalFacades maintains insurance as set forth on
Schedule 2.23.

         (b) All insurance policies and binders of DigitalFacades are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Except as set forth on Schedule 2.23 all insurance agreements to which DigitalFacades is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and except as set forth on Schedule 2.23 will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. DigitalFacades has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         (c) Except as set forth on Schedule 2.23, DigitalFacades has no pending insurance claims.

         2.24     Brokers and Finders

         Neither DigitalFacades, nor the Stockholders nor any director, officer, agent or employee acting on behalf of DigitalFacades or the Stockholders have retained any broker or finder in connection with the transactions contemplated by this Agreement and the Operative Agreements.

         2.25     Government Contracts

         DigitalFacades has never been suspended or debarred from bidding on contracts or subcontracts for any agency of the United States government, nor has DigitalFacades received notice that such suspension or debarment has been threatened or action for such suspension or debarment been commenced. DigitalFacades has not been nor is it now being audited or investigated by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general of any agency of the United States government, nor has DigitalFacades received notice that such audit or investigation been threatened. There is no valid basis for DigitalFacades' suspension or debarment from bidding on contracts or subcontracts for any agency of the United States government and there is no valid basis for a claim pursuant to an audit or investigation by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general of any agency of the United States government, or any prime contractor. Except as set forth in Schedule 2.25, DigitalFacades has never had a contract or subcontract terminated for default, nor has it ever been determined to be non-responsible, by any agency of the

United States government. Except as set forth on Schedule 2.25, DigitalFacades has no outstanding agreements, contracts or commitments which require it to obtain or maintain a government security clearance.

         2.26     Absence of Questionable Payments

         Neither DigitalFacades nor any director, officer, agent, employee or other Person acting on behalf of DigitalFacades has used any DigitalFacades funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Neither DigitalFacades nor any current director, officer, agent, employee or other Person acting on behalf of DigitalFacades has accepted or received unlawful contributions, payments, gifts or expenditures.

         2.27     Personnel

         Schedule 2.27 sets forth a true and complete list of:

         (a) the names and current rates of pay of all directors and elected and appointed officers of DigitalFacades and the family relationships, if any, among such persons; and

         (b) the current rates of pay for all nonexecutive employees of DigitalFacades by classification, and all labor union contracts (if any).

         DigitalFacades is not in material default with respect to any of its obligations referred to in clause (a) or (b) above.

         2.28     Bank Accounts

         Schedule 2.28 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which DigitalFacades maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         2.29     Insider Interests

         Except as set forth on Schedule 2.29 neither the Stockholders nor any officer of DigitalFacades has any interest (other than as a stockholder of DigitalFacades) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of DigitalFacades, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to DigitalFacades, its present or prospective business or its operations, except for the Employment Agreement, if any, to be entered into between Stockholders and Rare Medium at the Closing.

         2.30     Full Disclosure

         No information furnished by DigitalFacades to ICC or Rare Medium in this Agreement, the Financial Statements, the Schedules and the other Exhibits to this Agreement) is false or misleading in any material respect in light of the circumstances pursuant to which such information was provided. DigitalFacades has not made any untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement, and all Schedules and Exhibits hereto, or in or pursuant to closing certificates executed or delivered by the Stockholders or DigitalFacades, in light of the circumstances in which they were made, not misleading.

         2.31     No Commission Registration

         (a) Investment. The Stockholders shall receive the ICC Common Stock with no intention of distributing or reselling the ICC Common Stock or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to the Stockholders' right at all times to sell or otherwise dispose of all or any part of the ICC Common Stock under an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or under an exemption from such registration requirements available under the Securities Act and applicable state securities laws.

         (b) No Public Market. The Stockholders understand that the ICC Common Stock received or to be received by the Stockholders pursuant to this Agreement has not been registered under the Securities Act by reason of its sale in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that Stockholders will have to hold the ICC Common Stock and bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

         (c) Experience. The Stockholders acknowledge that each Stockholder, either alone, or together with such Stockholder's representatives, are experienced in, and capable of, evaluating the financial condition and prospects of corporations like ICC. The Stockholders have had access to the records of ICC and has had the opportunity to ask questions concerning ICC and an investment in the ICC Common Stock. The Stockholders are residents of the states set forth in Exhibit A hereto.

         (d) No Intention to Dispose of Stock. No Stockholder has any current plan or intention, or is under any binding commitment or contract, to sell, exchange or otherwise dispose of the ICC Common Stock received hereunder.

         B. Except as otherwise disclosed in the applicable Schedules, each Stockholder represents and warrants, severally andnot jointly, to Rare Medium and ICC with respect to themselves only and John Lin represents and warrants to Rare Medium and ICC with respect to himself and jointly with the other Stockholders, as of the date of this Agreement (which representations and warranties shall survive the Closing to the extent provided in Section 9.3 hereof), the following:

         2.32     Good Title

         Each Stockholder represents that such Stockholder owns all of the issued and outstanding shares of Common Stock shown to be owned by such Stockholder on Schedule 2.32, free and clear of any lien, encumbrance, adverse claim, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right or option.

         2.33     Due Authorization

         The Stockholders have full power, right and authority to enter into this Agreement and each of the documents to which he or she is a party, including, as applicable, the Employment Agreement (as defined in Section 6.3 hereof), and the Stock Pledge Agreement (the Employment Agreement and the Stock Pledge Agreement are sometimes collectively, referred to herein as the "Operative Agreements"), and to carry out the transactions contemplated hereby and thereby. This Agreement has been, and each Operative Agreement to which the Stockholders are a party will be, on the Closing Date, duty executed and delivered by the Stockholders, and this Agreement is, and each Operative Agreement to which the Stockholders are a party will be, on the Closing Date, a legal, valid and binding obligation of each of the Stockholders, as applicable, enforceable against each of them in accordance with their respective terms of this Agreement and each such Operative Agreement.

         Except as set forth on Schedule 2.33, there are no voting trusts or other agreements or understandings with respect to the capital stock of DigitalFacades to which the Stockholders are a party or by which the Stockholders are bound, nor, is there any such agreement or understanding to which the Stockholders are a party or by which he or she is bound, nor are there any such agreements or understandings to which the Stockholders are a party or by which the Stockholders are bound. Except as set forth on Schedule 2.33, the Stockholders are not indebted to DigitalFacades, and DigitalFacades is not indebted to the Stockholders.

         2.34     No Approvals or Notices Required; No Conflicts With
                  Instruments

         Except as set forth on Schedule 2.34, the execution, delivery and performance of this Agreement and the Operative Agreements by the Stockholders and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Stockholders, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Secretaries of State (the consent of all such Persons to be duly obtained by the Stockholders at or prior to the Closing), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Stockholders are a party or by which either of them is bound or to which any of their assets are subject, (d) result in the creation of any lien or encumbrance upon the assets of DigitalFacades or upon the Common Stock, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or By-Laws of DigitalFacades, or (f) invalidate or adversely affect any permit, license, or authorization used in the conduct of the business of DigitalFacades.

         2.35     Disclosure

         No information furnished by the Stockholders to ICC or Rare Medium in this Agreement, the Financial Statements, the Schedules and the other Exhibits to this Agreement is false or misleading in any material respect in light of the circumstances pursuant to which such information was provided. The Stockholders have not made any untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement, and all Schedules and Exhibits hereto, or in or pursuant to closing certificates executed or delivered by the Stockholders, in light of the circumstances in which they were made, not misleading.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                             OF RARE MEDIUM AND ICC

         Except as is otherwise described in the applicable Schedules, Rare Medium and ICC jointly and severally represent and warrant to DigitalFacades and the Stockholders, as of the date of this Agreement and as of the Closing (which representations and warranties shall survive the Closing to the extent provided in Section 9.3 hereto, all as follows in this Article III:

         3.1      Organization, Good Standing

         Rare Medium and ICC are corporations duly organized, validly existing and in good standing under the laws of the States of New York and Delaware, respectively, and have all requisite corporate power and authority to own, operate and lease their properties and assets and to carry on their businesses as now conducted. Rare Medium is a wholly-owned subsidiary of ICC. Rare Medium and ICC are duly qualified and licensed as a foreign corporation to do business and are in good standing in each jurisdiction listed on Schedule 3.1, which jurisdictions constitute all the jurisdictions where the character of Rare Medium's and ICC's properties occupied, owned or held under lease or the nature of the business conducted by Rare Medium and ICC the failure to be so qualified would have a material adverse effect on Rare Medium and ICC.

         3.2      Authority

         Each of Rare Medium and ICC has full corporate power and authority to execute, deliver and perform this Agreement and the Operative Agreements to which either is a party and to carry out the transactions contemplated hereby and thereby. This Agreement has been, and each Operative Agreements to which Rare Medium is a party will be, on the Closing Date, duly executed and delivered by Rare Medium, and this Agreement is, and each Operative Agreements to which Rare Medium is a party will be, on the Closing Date, a legal, valid and binding obligation of Rare Medium, enforceable against Rare Medium in accordance with its terms. This Agreement has been, and each Operative Agreement to which ICC is a party will be, on the Closing Date, duly executed and delivered by ICC, and this Agreement is, and each Operative Agreement to which ICC is a party will be, on the Closing Date, a legal, valid and binding obligation of ICC, enforceable against ICC in accordance with its terms.

         3.3      No Approvals or Notices Required; No Conflicts With
                  Instruments

         The execution, delivery and performance of this Agreement and the Operative Agreements by Rare Medium and by ICC, the issuance of the ICC Common Stock to the Stockholders and the consummation of the transactions contemplated hereby and by the Operative Agreements will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Rare Medium or to ICC, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Secretaries of State, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Rare Medium or ICC is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of Rare Medium or ICC, the ICC Common Stock or the funds being delivered in connection herewith, (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of Rare Medium or ICC, or
(f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of ICC.

         3.4      Authorized Shares

         All of the shares of ICC Common Stock issuable in exchange for Common Stock in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered in accordance with all applicable State and Federal securities laws.

         3.5      Reports

         ICC has delivered to DigitalFacades its annual report on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report") which complies with the 1933 Act and the 1934 Act in all material respects.

         3.6      Legal Proceedings

         There are no claims, actions, suits, arbitrations, proceedings or investigations involving, pending or, to the knowledge of Rare Medium or ICC, threatened against Rare Medium or ICC before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, which questions the validity of this Agreement or any action taken or to be taken by Rare Medium or ICC pursuant to this Agreement or in connection with the transactions contemplated hereby, and, to the knowledge of Rare Medium or ICC, there is no valid basis for any such claim, action, suit, arbitration, proceeding or investigation. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Rare Medium or ICC is a party which involve the transactions contemplated herein or which would have an adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of Rare Medium or ICC.

         3.7      Brokers and Finders

         Neither Rare Medium nor ICC, nor any director, officer, agent or employee acting on behalf of Rare Medium or ICC, has retained any broker or finder in connection with the transactions contemplated by this Agreement and the Operative Agreements.

         3.8      No Commission Registration

         (a) Investment. Rare Medium shall receive the Common Stock of DigitalFacades with no intention of distributing or reselling such Common Stock or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to Rare Medium's right at all times to sell or otherwise dispose of all or any part of such Common Stock under an effective registration statement under the Securities Act or under an exemption from such registration requirements available under the Securities Act and applicable state securities laws.

         (b) No Public Market. Rare Medium understands that such Common Stock has not been registered under the Securities Act by reason of its sale in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that Rare Medium will have to hold such Common Stock and bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

         (c) Experience. Rare Medium acknowledges that Rare Medium and its representatives are experienced in, and capable of, evaluating the financial condition and prospects of corporations like DigitalFacades. Rare Medium has had access to the records of DigitalFacades and has had the opportunity to ask questions concerning DigitalFacades and an investment in DigitalFacades' Common Stock. Rare Medium has its principal place of business in the State of New York.

         3.9      Licenses, Permits, Authorizations, Etc.

         ICC and Rare Medium have each received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain which would, in the aggregate, have a material adverse effect on Rare Medium's or ICC's (as the case may be) business, business prospects, assets, operations or condition (financial or other). Neither Rare Medium nor ICC has received any notification of any failure by it to have obtained any of such governmental approvals, authorizations, consents, licenses, orders, registrations or permits.

         3.10     Financial Statements

         Rare Medium has delivered to DigitalFacades (a) an audited balance sheet and statement of income of Rare Medium as of or for each of the two fiscal years ending December 31, 1996 and 1997 and an interim, unaudited for the three months ending March 31, 1998 (the "Company Balance Sheet"). All the foregoing financial statements are herein referred to as the "Rare Medium Financial Statements." The Rare Medium Financial Statements have been prepared in conformity with generally accepted accounting principles, and on a basis consistent with prior accounting periods, and present fairly the financial position, results of operations and changes in financial position of Rare Medium. The financial statements included in or incorporated by reference in the Annual Report (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of ICC as of the indicated dates and the results of operations of ICC for the indicated periods.

         3.11     Taxes

         Except as described on Schedule 3.11, Rare Medium and ICC have (a) duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all tax returns, information returns and reports for all Taxes (as defined below) required to have been filed with respect to Rare Medium and ICC and (b) paid in full or provided for all Taxes, interest and other governmental charges which are shown to be due on such returns or reports. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profit, license, withholding, payroll, employment, severance, stamp, occupation, windfall profit, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. Furthermore, except as described on Schedule 3.11, (i) the reserves and provisions for Taxes reflected in the Company Balance Sheet are adequate, as determined in accordance with generally accepted accounting principles consistently applied; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened (to Rare Medium and ICC's actual knowledge) against Rare Medium or ICC, and no audit or investigation by governmental authorities is under way with respect to Taxes, interest or other governmental charges; (iii) no state of facts exists or has existed which would constitute a reasonable basis for the assessment against Rare Medium or ICC of any additional tax liability with respect to any period for which tax returns have been filed; (iv) Rare Medium and ICC have not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; (v) any Taxes incurred by Rare Medium or ICC or accrued by it since the date of the Company Balance Sheet have arisen in the ordinary course of business; and (vi) Rare Medium or ICC has not filed any consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), to any assets held, acquired or to be acquired by it.

         3.12     Applicable Laws

         (a) Except as described on Schedule 3.12, Rare Medium has complied, and is in compliance with, all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to any real property ("Rare Medium Real Property") and personal property ("Rare Medium Personal Property") used in the operation of Rare Medium's business, the failure to comply with which would, in the aggregate, have a material adverse effect on the business, assets or operations of Rare Medium, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. Rare Medium has not received any notification of any asserted present or past unremedied failure by Rare Medium to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

         (b) Except as described on Schedule 3.12, ICC has complied, and is in compliance with, all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to any real property ("ICC Real Property") and personal property ("ICC Personal Property") used in the operation of ICC's business, the failure to comply with which would, in the aggregate, have a material adverse effect on the business, assets or operations of ICC, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. ICC has not received any notification of any asserted present or past unremedied failure by ICC to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

         (c) Rare Medium is not currently in violation of any applicable building, zoning, environmental or other law, ordinance or regulation in respect of the Rare Medium Real Property or its plant, structures or operations. No such law, ordinance or regulation would reasonably be expected to prevent the use of substantially the

Rare Medium Real Property for the conduct thereon of the business of Rare Medium as currently conducted.

         (d) ICC is not currently in violation of any applicable building, zoning, environmental or other law, ordinance or regulation in respect of the ICC Real Property or its plant, structures or operations. No such law, ordinance or regulation would reasonably be expected to prevent the use of substantially the ICC Real Property for the conduct thereon of the business of ICC as currently conducted.

         (e) Rare Medium is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Rare Medium Real Property or the Rare Medium Personal Property or the conduct of its business, any applicable federal, state, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions or orders of any governmental entity relating to environmental (air, water, groundwater, soil, noise and odor) matters, including, by way of illustration and not of limitation, the Clean Air Act, the Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et. seq.) and the regulations issued thereunder, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et. seq.), the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Hazardous Waste Control Act, comparable State of New York laws, and the regulations issued thereunder, and all other applicable federal, state, county, local and foreign environmental requirements.

         (f) ICC is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the ICC Real Property or the ICC Personal Property or the conduct of its business, any applicable federal, state, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions or orders of any governmental entity relating to environmental (air, water, groundwater, soil, noise and odor) matters, including, by way of illustration and not of limitation, the Clean Air Act, the Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et. seq.) and the regulations issued thereunder, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et. seq.), the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Hazardous Waste Control Act, comparable State of New York laws, and the regulations issued thereunder, and all other applicable federal, state, county, local and foreign environmental requirements.

         3.13     Full Disclosure

         No information furnished by Rare Medium or ICC in this Agreement, the Rare Medium Financial Statements, the Schedules and the other Exhibits to this

Agreement is false or misleading in any material respect in light of the circumstances pursuant to which such information was provided. Neither Rare Medium nor ICC has made any untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement, all Schedules and Exhibits hereto or in or pursuant to closing certificates executed or delivered by Rare Medium or ICC, in light of the circumstances in which they were made, not misleading.


                ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS
                             OF RARE MEDIUM AND ICC

         The obligations of Rare Medium and ICC to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or prior to the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date, which condition may be expressly waived in writing by Rare Medium or ICC.

         4.1      Accuracy of Representations and Warranties

         The representations and warranties of DigitalFacades and the Stockholders contained herein (including applicable Exhibits or Schedules) and in the Operative Agreements shall have been true in all material respects when made and shall be true as of the Closing Date as though made on that date, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the specified date.

         4.2      Performance of Agreement

         DigitalFacades and the Stockholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any Operative Agreement to be performed and complied with by them at or prior to the Closing Date.

         4.3      Opinion of Counsel for DigitalFacades

         DigitalFacades and the Stockholders shall have delivered or caused to be delivered to ICC and Rare Medium an opinion letter of counsel for DigitalFacades and the Stockholders, dated the Closing Date, substantially in the form attached hereto as Exhibit 4.3.

         4.4      Stockholder Approval

         The Stockholders shall have approved the principal terms of the Merger in accordance with the applicable provisions of the California Law concerning stockholder approval of mergers.

         4.5      Resignations

         Rare Medium shall have received resignations effective as of the Effective Date of all the officers and directors of DigitalFacades.

         4.6      Consents to Merger

         DigitalFacades shall have received written consents to the Merger from each of the parties (other than DigitalFacades) to those agreements, leases, notes or other documents identified on Schedule 2.6 and Schedule 2.17 as requiring such consents, which consents shall be reasonably satisfactory to ICC.

         4.7      Officers' Certificate

         ICC and Rare Medium shall have received a certificate of the President and the Secretary or Assistant Secretary of DigitalFacades, dated the Closing Date, substantially in the form attached hereto as Exhibit 4.7, certifying that all of the conditions to the obligations of Rare Medium and ICC (other than the condition of Section 4.9 and 4.11 hereof) have been fulfilled.

         4.8      Stockholders' Certificates

         ICC and Rare Medium shall have received a certificate from the Stockholders, dated the Closing Date, substantially in the form attached hereto as Exhibit 4.8, certifying that all of the conditions to the obligations of ICC and Rare Medium (other than the condition of Section 4.9 and 4.11 hereof) have been fulfilled and that all representations and warranties made by the Stockholders pursuant to Section 2 hereunder shall still be true and correct as of the date of such certificate.

         4.9      Due Diligence

         ICC and Rare Medium shall have completed their due diligence review to their satisfaction, and their investigations shall not have revealed any facts or circumstances which, in their sole and absolute judgment, reflect in a material adverse way on the business, business prospects, assets, operations or condition (financial or other) of DigitalFacades.

         4.10     Material Change

         From May 31, 1998 to the Closing Date, DigitalFacades shall not have suffered any material adverse change in its business, business prospects, assets, operations or condition (financial or other).

         4.11     Board Approvals

         The Board of Directors of ICC and Rare Medium shall have approved this Agreement and the transactions contemplated hereby.

         4.12     Firpta Certification

         Rare Medium shall receive from the Stockholders a properly completed and executed Foreign Investment and Real Property Tax Act of 1980 Certification in substantially the form attached hereto as Exhibit 4.12, stating under penalty of perjury, the Stockholders' taxpayer identification number and that the Stockholders are not a foreign person.

         4.13     Good Standing Certificate

         DigitalFacades shall have delivered to Rare Medium a certificate dated as of no earlier than five (5) days preceding the Closing Date, duly issued by the Secretary of State of the State of California, and unless waived by Rare Medium, from the appropriate governmental authority in each state in which DigitalFacades is authorized to do business, showing DigitalFacades in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for DigitalFacades for all periods prior to the Closing have been filed and paid.


                 ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
                     OF THE STOCKHOLDERS AND DIGITALFACADES

         The obligations of the Stockholders and DigitalFacades to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or prior to the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date, which conditions may be expressly waived in writing by Stockholders and, on behalf of DigitalFacades, by the President of DigitalFacades.

         5.1      Accuracy of Representations and Warranties

         The representations and warranties of Rare Medium and ICC contained herein (including the Exhibits and the Schedules) in the Operative Agreements shall have been true when made and shall be true as of the Closing Date as though made on that date, except as affected by transactions contemplated hereby and except and to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the specified date.

         5.2      Performance of Agreement

         Rare Medium and ICC shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any Operative Agreement to be performed and complied with by them at or prior to the Closing Date.

         5.3      Opinion of Counsel for Rare Medium

         Rare Medium and ICC shall have delivered or caused to be delivered to DigitalFacades and the Stockholders an opinion letter of Rare Medium's and ICC's counsel, Elias, Goodman, Shanks & Zizmor, L.L.P., dated the Closing Date, substantially in the form attached hereto as Exhibit 5.3.

         5.4      Stockholder Approval

         ICC, as sole stockholder of Rare Medium, shall have executed a valid consent approving the Merger in accordance with the applicable provisions of the Delaware Law concerning stockholder consents in lieu of stockholder meetings.

         5.5      Officers' Certificate

         DigitalFacades shall have received a certificate of the President and the Secretary or an Assistant Secretary of Rare Medium and of ICC, dated the Closing Date, substantially in the form attached hereto as Exhibit 5.5, certifying that the conditions to the obligations of DigitalFacades and the Stockholders have been fulfilled.

         5.6      Personal Guarantees

         Rare Medium shall have obtained releases of all guarantees on any indebtedness of DigitalFacades made by John Lin and Yvonne Lin or agreed in writing to indemnify John Lin and Yvonne Lin, in writing, if such guarantees will not be released by the guaranteed party or cannot be obtained by the Closing Date.

         5.7      Good Standing Certificate

         Rare Medium and ICC shall have delivered to DigitalFacades a certificate dated as of no earlier than five (5) days preceding the Closing Date, duly issued by the Secretary of State of the State of New York for Rare Medium and the Secretary of State of the State of Delaware for ICC, and unless waived by DigitalFacades, from the appropriate governmental authority in each state in which Rare Medium and ICC is authorized to do business, showing Rare Medium and ICC in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for Rare Medium and ICC for all periods prior to the Closing have been filed and paid.


         ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES

         The obligations of all parties to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or prior to the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date, which conditions may be expressly waived in writing by Rare Medium, ICC, DigitalFacades and the Stockholders.

         6.1      Legal Proceedings

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Agreement.

         6.2      Approvals and Consents

         Except as set forth in Schedule 6.2, all transfers of permits or licenses, all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of DigitalFacades, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

         6.3      Employment Agreement

         Rare Medium and John Lin shall have entered into an employment agreement in the form attached hereto as Exhibit 6.3 (the "Employment Agreement").

         6.4      Stock Pledge Agreement

         The Stockholders and Rare Medium shall have entered into the Stock Pledge Agreement.

         6.5      Lease Agreement

         Rare Medium shall have assumed the obligations of DigitalFacades pursuant to the terms of that certain Lease Agreement dated as of February 11, 1998 and the lessor pursuant to such lease agreement shall have consented to such assumption of the lease.


                             ARTICLE VII - COVENANTS

         7.1      Conduct of Business by DigitalFacades Pending the Merger

         Prior to the Effective Date, unless Rare Medium and ICC shall otherwise agree or as otherwise contemplated by this Agreement:

         (a) DigitalFacades shall conduct its business only in the ordinary course and shall not materially change its operations;

         (b) DigitalFacades shall not (i) amend its Articles of Incorporation or By- Laws or (ii) split, combine, reclassify, redeem, purchase or otherwise acquire its outstanding capital stock or declare, set aside or pay any dividend payable in cash, stock or property;

         (c) DigitalFacades shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, (ii) acquire or dispose of any fixed assets or acquire or dispose of any other assets other than in the ordinary course of business, (iii) incur a material amount of additional indebtedness or any other material liabilities or enter into any other material transaction, (iv) take any other of the actions listed in Section 2.8 hereof, or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (d) DigitalFacades shall use its best efforts to preserve its business organization and distribution network, to keep available the services of its present officers and key employees, to preserve the good will of those having business relationships with it and to continue its existing relationships with its lenders, suppliers, customers and key employees; and

         (e) DigitalFacades shall promptly notify Rare Medium of any material adverse change in the assets, properties, business, results of operations, properties or financial condition of DigitalFacades.

         (f) Rare Medium shall promptly notify DigitalFacades of any material adverse change in the assets, properties, business, results of operations, properties or financial condition of Rare Medium.

         7.2      Access and Information

         Subject to ICC's and Rare Medium's compliance with Section 7.7 hereof, DigitalFacades shall afford ICC and Rare Medium and their respective accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Date to all of DigitalFacades' properties, books, contracts, commitments and records (including, but not limited to, tax returns), and, during such period, DigitalFacades shall furnish promptly to ICC and Rare Medium all information concerning DigitalFacades' business, properties and personnel as ICC or Rare Medium may reasonably request; provided, however, that no investigation pursuant to this Section 7.2 shall affect any representations or warranties made herein or the conditions to the obligations of Rare Medium and ICC to consummate the Merger. Subject to their compliance with Section 7.7 hereof, Rare Medium shall and shall cause ICC to make available to DigitalFacades and its authorized representatives, information regarding its assets, liabilities, contracts, operations and business.

         7.3      Advice of Claims

         From the date of this Agreement to and including the Closing Date, DigitalFacades shall promptly advise Rare Medium in writing of the commencement or threat of any claims, litigation or proceedings against or affecting DigitalFacades of which DigitalFacades has knowledge.

         From the date of this Agreement to and including the Closing Date, Rare Medium shall promptly advise DigitalFacades in writing of the commencement or threat of any material claims, litigation or proceedings against or affecting Rare Medium or ICC of which Rare Medium or ICC has knowledge.

         7.4      Cooperation

         Each party hereto will fully cooperate with the other parties, their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party will use its reasonable best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. No party will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement or any of the Operative Agreements untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.

         7.5      Intentionally Deleted

         7.6      No Offers

         Unless this Agreement terminates pursuant to Article VIII hereof, neither DigitalFacades nor the Stockholder shall, directly or indirectly, take (nor allow its officers, directors, employees, investment bankers, attorneys, accountants or other agents or affiliates to take) any action to encourage, solicit, initiate or otherwise facilitate the submission by a third party of, or negotiate or enter into any agreement with a third party with respect to, a proposal to acquire, directly or indirectly, any of the capital stock of DigitalFacades or substantially all the assets of DigitalFacades or the business of DigitalFacades, and DigitalFacades shall immediately cease any current negotiations.

         7.7      Confidentiality

         In connection with the Merger, ICC, Rare Medium and DigitalFacades are furnishing each other and the Stockholders with certain information which is either nonpublic, confidential or proprietary in nature. All such information furnished by one party to the other or its representatives is hereinafter referred to as the "Confidential Information." As used in this Agreement, the "representatives" of any party shall mean such party's officers, employees, agents or other representatives, including, without limitation, attorneys, accountants, consultants and financial advisors. In consideration of each party's being furnished with the Confidential Information of the other, each party agrees that:

                  (a) The Confidential Information will be kept confidential and except as required by law will not, without the prior written consent of the party supplying the information, be disclosed by the receiving party or its representatives during such three-year period in any manner whatsoever, in whole or in part, and will not be used by the receiving party or its representatives directly or indirectly for any purpose other than evaluating and facilitating the Merger; provided, however, that upon the execution of this Agreement by ICC, Rare Medium, the Stockholders and DigitalFacades, ICC and Rare Medium and their representatives will be free to use the Confidential Information to the extent required by law in any subsequent filings with federal or state authorities relating to the Merger. Each party agrees to transmit the Confidential Information only to those of its representatives who need to know the Confidential Information for the purpose of advising it regarding any of the purposes for which it is permitted to use the Confidential Information under the terms of this Agreement, who are informed by the party supplying such information of the confidential nature of the Confidential Information and who are directed by such party to comply with the terms of this Agreement. Each party will be responsible for any material breach of this Agreement by its representatives.

                  (b) Without the prior written consent of the other parties to this Agreement, no party or any of its representatives will disclose to any other Person the fact that the Confidential Information has been made available, or any of the terms, conditions or other facts with respect to the Merger, including the status thereof, except as required by law or permitted under the terms of this Agreement.

                  (c) In the event the parties do not proceed with the Merger, the Confidential Information and all copies thereof will be destroyed or returned promptly without retaining any copies thereof. Analyses, studies or other documents prepared by any party or its representatives for the purpose of assisting it in connection with the Merger will be held by the receiving party and kept confidential and subject to the terms of this Agreement or, at the election of the other party, destroyed.

                  (d) This Section 7.7 shall be inoperative as to such portions of the Confidential Information which (i) are or become generally available to the public other than as a result of a disclosure by the receiving party or its representatives which is not required by law; (ii) become available to the receiving party from a source with no obligation of confidentiality to the other party; (iii) describe technology independently developed by the receiving party; or (iv) were known to the receiving party on a nonconfidential basis prior to its disclosure to the receiving party by the supplying party or one of its representatives.

                  (e) In the event that a receiving party or any of its representatives is requested or becomes legally compelled (by written or oral interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information for purposes not permitted by this Agreement, the receiving party will provide the supplying party with prompt written notice so that the supplying party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the supplying party waives compliance with the provisions of this Agreement, the receiving party will furnish only that portion of the Confidential Information which is legally required, and will exercise good-faith efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

                  (f) Each party agrees that the other parties shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of clause (a), (b), (c) or (e) of this Section
7.7. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 7.7 by any party or its representatives but shall be in addition to all other remedies available at law or equity.

                  (g) It is further understood and agreed that no failure or delay by any party in exercising any right, power or privilege under this
Section 7.7 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

         7.8      Payment of Brokerage Fees

         Any brokerage, finder's or other fee or expense due in violation of
Section 2.24 hereof shall be paid by the Stockholders. Any brokerage, finder's or other fee or expense due in violation of Section 3.7 hereof shall be paid by Rare Medium.

         7.9      Further Acts

         After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions reasonably necessary to carry out the purposes of this Agreement or any Operative Agreement, to vest in the Surviving Corporation full title to all properties, assets and rights of DigitalFacades and/or to effect the issuance of the ICC Common Stock to the Stockholders.

         7.10     Options

         All currently outstanding options to purchase shares of DigitalFacades granted to employees of DigitalFacades shall be canceled at the Closing in lieu of options for the purchase of ICC Common Stock being granted to such employees, on an equivalent basis, and on the specific terms set forth in Schedule 7.10.
Schedule 7.10 sets forth the outstanding options to purchase shares of DigitalFacades granted to employees of DigitalFacades as of the date hereof.

         7.11     Intentionally Deleted

         7.12     Restrictions on Transfer

         For a period of one year from the Closing Date, none of the Stockholders set forth on Schedule 7.12 shall (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (a) any shares of ICC Common Stock received by the Stockholders at the Closing or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of ICC Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of ICC Common Stock or any interest herein, the intent or effect of which is to reduce the risk of owning the shares of ICC Common Stock acquired hereunder (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Notwithstanding the foregoing, the Stockholders may (x) transfer shares of ICC Common Stock to immediate family members (or trusts for the benefit of the Stockholders or family members, the trustees of which so agree); (y) encumber or pledge any of such shares of ICC Common Stock; provided, that, the family member, trust, trustee, pledgee or other beneficiary of such transfer, encumbrance or pledge, as the case may be, agrees in writing prior to such transaction to be bound by (1) the provisions of this Section as if a Stockholders and party hereto and (2) the indemnification provisions set forth in this Agreement as if a Stockholder and party hereto or
(z) pledge such shares of ICC Common Stock as additional security in connection with any real property loans obtained by such Stockholders for their personal residence. The provisions of this Section shall apply to the shares paid to the Stockholders at the Closing and to any Additional Shares paid to the Stockholders; provided that the restrictions contained herein shall only apply to the Additional Shares for the balance of the one (1) year period commencing upon the Closing Date.

         The certificates evidencing the ICC Common Stock delivered to the Stockholders hereunder will bear a legend substantially in the form set forth below and containing such other information as Rare Medium may deem necessary or appropriate:

                  EXCEPT AS PROVIDED BY THAT CERTAIN MERGER AGREEMENT AND PLAN OF REORGANIZATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY FOR PUBLIC INSPECTION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO THE FIRST ANNIVERSARY OF THE CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

         7.13     Personal Guarantees

         Rare Medium shall use its best efforts to have John Lin and Yvonne Lin released from any and all guarantees on any indebtedness that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of DigitalFacades, with all such guarantees being assumed by Rare Medium if necessary to achieve such releases. In the event that any such guarantees will not be released by the guaranteed party, Rare Medium shall, in writing to indemnify John Lin and Yvonne Lin, against such any liability pursuant to such guarantees.

         7.14     Restrictive Covenant

         (a) Prohibited Activities. The Stockholders set forth in Schedule 7.14 (the "Restricted Stockholders" will not, for a period of four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with Rare Medium (or its parent, affiliates or subsidiaries), within 100 miles of where DigitalFacades or any of its subsidiaries conducted business prior to the effectiveness of the Merger (the "Territory");

                  (ii) call upon any person who is, at that time, within the Territory, an employee of Rare Medium (or its parent, affiliates or subsidiaries) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Rare Medium (or its parent, affiliates or subsidiaries), provided that each Restricted Stockholder shall be permitted to call upon and hire any member of his or her immediate family;

                  (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Closing Date, a customer of Rare Medium (or its parent, affiliates or subsidiaries), of DigitalFacades within the Territory for the purpose of soliciting or selling products or services in direct competition with Rare Medium (or its parent, affiliates or subsidiaries) within the Territory;

                  (iv) call upon any prospective acquisition candidate, on any Restricted Stockholder's own behalf or on behalf of any competitor in similar or incidental businesses or activities, which candidate, to the actual knowledge of such Restricted Stockholder after due inquiry, was called upon by Rare Medium (or its parent, affiliates or subsidiaries) or for which, to the actual knowledge of such Restricted Stockholders after due inquiry, Rare Medium (or its parent, affiliates or subsidiaries) made an acquisition analysis, for the purpose of acquiring such entity; or

                  (v) disclose customers, whether in existence or proposed, of DigitalFacades to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that DigitalFacades has in the past disclosed such information to the public for valid business reasons. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Restricted Stockholder from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter so long as the Restricted Stockholder does not consult with or is not employed by such competitor.

         (b) Damages. Because of the difficulty of measuring economic losses to Rare Medium as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Rare Medium for which it would have no other adequate remedy, each Restricted Stockholder agrees that, in the event of breach by such Restricted Stockholder, the foregoing covenant may be enforced by Rare Medium by injunctions and restraining orders.

         (c) Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Section 7.14 impose a reasonable restraint on the Restricted Stockholders in light of the activities and business of Rare Medium (including its parent, affiliates or subsidiaries) on the date of the execution of this Agreement and the current plans of Rare Medium; but it is also the intent of Rare Medium and the Restricted Stockholders that such covenants be construed and enforced in accordance with the changing activities and business of Rare Medium (including its parent, affiliates or subsidiaries) throughout the term of this covenant. It is further agreed by the parties hereto that, in the event that any Restricted Stockholder who has entered into an employment agreement with Rare Medium as set forth herein, shall thereafter cease to be employed thereunder, and such Restricted Stockholder shall enter into a business or pursue other activities not in competition with Rare Medium (or its parent, affiliates or subsidiaries), or similar activities or business in locations the operations of which, under such circumstances, does not violate this Section and in any event such new business, activities or location are not in violation of this Section or such Restricted Stockholder's obligations under this Section, such Restricted Stockholder shall not be chargeable with a violation of this
Section if Rare Medium (or its parent, affiliates or subsidiaries) shall thereafter enter the same, similar or a competitive (i) business (ii) course of activities, or (iii) location, as applicable.

         (d) Severability; Reformation. The covenants in this Section 7.14 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         (e) Independent Covenant. All of the covenants in this Section 7.14 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Restricted Stockholders against Rare Medium (or its parent, affiliates or subsidiaries), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Rare Medium of such covenants. It is specifically agreed that the period of four (4) years stated at the beginning of this Section, during which the agreements and covenants of each Restricted Stockholder made in this Section shall be effective, shall be computed by excluding from such computation any time during which such Restricted Stockholder is in violation of any provision of this Section. The covenants contained in Section shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         (f) Materiality. DigitalFacades and the Restricted Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

         (g) Breach by Other Stockholders. Nothing to the contrary contained herein, no Restricted Stockholder shall be liable for any breach of this Section
7.14 by any other Restricted Stockholder.

7.15     DigitalFacades' Business

         Except as otherwise agreed to by DigitalFacades (or, after the Closing by John Lin), neither Rare Medium, nor ICC shall, until January 1, 1999, take any action which would materially, adversely affect the ability of DigitalFacades to earn and realize the DigitalFacades Revenue, including, but not limited to, not properly staffing projects which would accrue revenue to the DigitalFacades Revenue in lieu of other projects which would not accrue revenue to the DigitalFacades Revenue or refusing projects which would accrue revenue to the DigitalFacades Revenue.


                           ARTICLE VIII - TERMINATION

         This Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual consent of DigitalFacades and Rare Medium;

         (b) by either DigitalFacades or Rare Medium if the other parties shall have breached their agreements hereunder; provided, however, that DigitalFacades may not terminate this Agreement for a breach by the Stockholders, and Rare Medium may not terminate this Agreement for a breach by ICC; or

         (c) by either DigitalFacades or Rare Medium if the Closing has not occurred by August 31, 1998.

         In the event of any termination pursuant to this Article VIII (other than pursuant to clause (a) above), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other parties hereto. Such termination shall not prejudice any party's right to seek remedies for another party's breach of this Agreement.


                              ARTICLE IX - GENERAL

         9.1      Expenses

         Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and carrying out of this Agreement and the Operative Agreements (including legal and accounting fees and expenses), provided that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action. The Stockholders shall pay any transfer or similar taxes which may be payable in connection with the transactions contemplated by this Agreement.

         9.2      Amendment

         Rare Medium, ICC, DigitalFacades and the Stockholders may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties to be bound thereby.

         9.3      Indemnification and Survival of Warranties

                  9.3.1 (a) The Stockholders agree to indemnify Rare Medium, ICC, the Surviving Corporation, their successors and assigns, and the officers, directors, affiliates, employees, controlling Persons and agents of the foregoing, and to hold each of them harmless against and in respect of any and all losses, damages, Taxes, penalties or other additions to Taxes, costs and expenses, including attorneys' and accountants' fees incurred by any of them by reason of (i) a breach of any of the representations or warranties made by DigitalFacades or the Stockholders in this Agreement (except Section 7.14 above) or the Stock Pledge Agreement or (ii) the nonperformance (whether partial or total) of any covenants or agreements made by DigitalFacades or the Stockholders in this Agreement (except Section 7.14 above) or the Stock Pledge Agreement.

                  (b) ICC, Rare Medium and the Surviving Corporation, jointly and severally, agree to indemnify and to hold harmless DigitalFacades and the Stockholders and their respective successors, assigns, heirs, and legatees against and in respect of all losses, damages, Taxes, penalties or other additions to Taxes, costs and expenses, including attorneys' and accountants' fees incurred by any of them by reason of (i) a breach of any of the representations or warranties made by ICC or Rare Medium in this Agreement or the Operative Agreements or (ii) the nonperformance (whether partial or total) of any covenants or agreements made by ICC or Rare Medium in this Agreement or the Operative Agreements.

                  9.3.2 If any Person entitled to indemnification pursuant to
Section 9.3.1 hereof (an "Indemnitee") is threatened in writing with any claim, or any claim is presented in writing to, or any action or proceeding is formally commenced against, any of the Indemnitees which may give rise to the right of indemnification hereunder, the Indemnitee will promptly give written notice thereof to each indemnifying party; provided, however, that any delay by an Indemnitee in so notifying the indemnifying party shall not relieve the indemnifying party of any liability to any of the Indemnitees hereunder except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure.

                  9.3.3 The indemnifying party or parties, by delivery of written notice to an Indemnitee within 30 days of notice of claim to indemnity from an Indemnitee, may elect to assume the defense of such claim, action or proceeding at the expense of the indemnifying party; provided, however, that (a) unless such written notice shall be accompanied by a written agreement of each indemnifying party acknowledging the liability of the indemnifying parties to the Indemnitees as a result of this Agreement for any indemnified damage which any Indemnitee might incur or suffer as a result of such claim, action or proceeding or the contesting thereof, each indemnifying party shall be jointly and severally liable for the reasonable attorneys' fees and expenses of the Indemnitee, if any, incurred in connection with defending such claim; (b) counsel undertaking such defense shall be reasonably acceptable to the Indemnitee; (c) the indemnifying parties shall mutually elect to contest such claim, action or proceeding and shall conduct and settle such contest in a joint manner, and if the indemnifying parties shall fail at any time to agree, the Indemnitee shall have no obligation to contest such claim, action or proceeding and (d) if the Indemnitee requests in writing that such claim, action or proceeding not to be contested, then it shall not be contested but shall not be covered by the indemnities provided herein. The indemnifying parties may settle an indemnifiable matter after delivering a written description of the proposed settlement to and receiving consent from the Indemnitee. In the event the Indemnitee unreasonably declines to consent to such settlement, then the Indemnitee shall have no right to indemnification beyond the amount of the proposed settlement. In the event the indemnifying parties jointly elect to contest an indemnifiable matter, the Surviving Corporation, ICC, Rare Medium and the Stockholders shall permit each other reasonable access, subject to the provisions of Section 7.7 hereof, to their respective books and records and shall otherwise cooperate in connection with such claim. If the indemnifying parties do not jointly elect to contest an indemnifiable matter, they shall cooperate with the Indemnitee to the extent any of them has knowledge of facts or circumstances relating to such matter, and the Indemnitee shall have the exclusive right to prosecute, defend, compromise, settle or pay any claim, but the Indemnitee shall not be obligated to do so; provided, however, that, should the Indemnitee elect not to exercise its right exclusively to prosecute, defend, compromise, settle or pay such claim, any indemnifying party may elect to do so at its sole expense.

                  9.3.4 The representations and warranties contained in this Agreement shall survive the Closing for a period of twelve (12) months.

                  9.3.5 (a) Notwithstanding any other provision of this Agreement, the indemnification obligations of the Stockholders contained in
Section 9.3.1(a), as limited by this Section 9.3.5 and 9.3.6, is the sole and exclusive remedy of Rare Medium, ICC, the Surviving Corporation, their successors and assigns, and the officers, directors, affiliates, employees, controlling Persons and agents of the foregoing (collectively, the "Rare Medium Indemnitees") against DigitalFacades and/or the Stockholders, in any action or proceeding of any kind or nature seeking damages or any other form of monetary relief brought by or behalf of Rare Medium Indemnitees and related to or involving (i) this Agreement, including, without limitation, its negotiation, performance, interpretation, breach or alleged or threatened breach, (ii) any agreement, instrument or document required by or related to or referred to in this Agreement, or (iii) any representation or warranty or promise or covenant contained in this Agreement or any agreement, instrument or document referred to in clause (ii); provided that nothing herein shall be construed to limit the right of a Rare Medium Indemnitee, in a proper case, to seek injunctive relief.

         (b) The indemnification obligation of the Stockholders in this Agreement shall terminate on that date which is twelve (12) months from the Closing Date, except with regard to claims made for indemnification prior to such date.

         (c) The indemnification obligation of the Stockholders under this Agreement shall be satisfied from, and shall be solely limited to, the value of the ICC Common Stock pledged pursuant to the Stock Pledge Agreement ("Pledged Shares"). No Stockholder shall be liable under this Agreement for an amount which exceeds his or her pro rata portion (based upon the percentage ownership of DigitalFacades prior to the Merger) of the Pledged Shares. The limitations set forth in this Section 9.3.5(c), however, shall not apply to an indemnity claim related to representations and warranties made by DigitalFacades in Sections 2.2, 2.3, 2.4, and by the Stockholders in Sections 2.32, 2.33 or 2.34. For the purposes of this paragraph, the value of the Pledged Shares shall be the closing asking price of ICC Common Stock (as reported in The Wall Street Journal) on the last trading day prior to the tender of the indemnification claim.

                  9.3.6 Rare Medium, ICC and the other persons or entities indemnified pursuant to Section 9.3.1 shall not assert any claim other than a Third Person claim for indemnification hereunder against the Stockholders until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the Stockholders shall exceed $25,000 (the "Indemnification Threshold"), and then only for the amount which the aggregate of all claims exceeds the Indemnification Threshold, provided, however, that Rare Medium, ICC and the other persons or entities indemnified pursuant to
Section 9.3.1 may assert and shall be indemnified for any claim regarding Taxes at any time, regardless of whether the aggregate of all claims which such persons may have against any Stockholders or all Stockholders exceeds the Indemnification Threshold, it being understood that the amount of any such claim regarding Taxes shall not be counted towards the Indemnification Threshold. The Stockholders shall not assert any claim for indemnification hereunder against Rare Medium or ICC until such time as, and solely to the extent that, the aggregate of all claims which Stockholders may have against Rare Medium or ICC shall exceed the Indemnification Threshold. No person shall be entitled to indemnification under this Section 9.3 to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         9.4      Rule 144 Availability

         ICC and Rare Medium covenant that they will use their best efforts to file the reports required to be filed by ICC under Rule 144 under the 1933 Act and the 1934 Act, so as to enable any Stockholders to sell ICC Common stock pursuant to Rule 144 under the 1933 Act and ICC shall cooperate with such Stockholder to facilitate the timely preparation and delivery after such sale of stock certificates not bearing any 1933 Act restrictive legend. This covenant shall survive the Closing.

         9.5      Counterparts

         This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.6      Headings

         The headings preceding the text of Articles and Sections of this Agreement are for convenience only and shall not be deemed parts hereof.

         9.7      Applicable Law

         This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the state of New York, as applied to contracts executed and to be fully performed in such state by citizens of such state.

         9.8      Parties in Interest

         All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not, but neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereto shall be assigned without the prior written consent of the other parties. This Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any Person not a party hereto.

         9.9      Notices

         Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery or certified or registered mail, reputable overnight courier service, telegram or confirmed facsimile transmission, addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be three days from the date it is mailed by the addressor, upon delivery of the courier package if it is sent by courier, upon delivery to a telegraph company properly addressed with charges prepaid, upon confirmation of a successful facsimile transmission, or in any event upon personal delivery.

         Notices to Rare Medium, ICC, the Stockholders and DigitalFacades shall be sent as follows:

         Rare Medium, Inc.
         44 West 18th Street
         New York, NY 10011
         Fax: (212) 634-6951
         Attention: Glenn Meyers, President

         ICC Technologies, Inc.
         44 West 18th Street
         New York, NY 10011
         Fax: (212) 634-6951
         Attention: Glenn Meyers, President
         with copies to:

         Elias, Goodman Shanks & Zizmor, L.L.P.
         444 Madison Avenue
         22nd Floor
         New York, NY 10022
         Attention: Paul Goodman

         To DigitalFacades:

         DigitalFacades Corporation
         4081 Redwood Avenue
         Los Angeles, CA 90066
         Attention: John Lin

         with copies to:

         Arter & Hadden, LLP
         5959 Topanga Canyon Boulevard
         Suite 244
         Woodland Hills, CA 91367
         Attention:Tomoko Aoyama, Esq.

         To the Stockholders:

         To their respective addresses set forth in Exhibit A

         9.10     Publicity

         Until the Closing, neither Digital nor the Stockholders shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of Rare Medium except as required by law.

         9.11     Tax Free Reorganization

         The parties hereto intend for the Merger to qualify as a tax free reorganization within the meaning of Section 368 and related sections of the Code and the Regulations thereunder. Nevertheless, notwithstanding anything contained herein or the Merger Agreement to the contrary, the parties hereto acknowledge and agree that (i) such qualification shall not be a condition to the obligations of any of the parties hereto to consummate the transactions contemplated hereunder and under the Merger Agreement, and (ii) ICC and Rare Medium shall have no obligation to take any action (except as expressly provided under the terms of this Agreement) to cause the Merger to qualify as a reorganization under Section 368 of the Code.


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


         9.12     Right of Rare Medium to Effect Merger with Newly Formed
                  Subsidiary

         Rare Medium shall have the right and option, at its discretion, prior to the Closing, to effect the Merger with a newly formed corporation ("NewCo"), wholly-owned by Rare Medium in the stead of Rare Medium with DigitalFacades being the surviving entity), provided that such election by Rare Medium shall not affect the representations and warranties or duties and obligations (other than altering the parties to the Merger) made by Rare Medium and ICC to DigitalFacades and the Stockholders. Rare Medium shall exercise such right by providing notice thereof to DigitalFacades, prior to the Closing, in accordance with the notice provisions herein.

         In the event that Rare Medium shall exercise such right, the obligations of the Stockholders and DigitalFacades to perform and observe the covenants, agreements and conditions hereto to be performed and observed by them at or prior to the Closing Date shall be subject to receipt by the Stockholders and DigitalFacades, of representations and warranties of Rare Medium, ICC and NewCo, jointly and severally, covering, with respect to NewCo, those matters covered by the representations and warranties set forth in Section 3.1, 3.2, 3.3, 3.4, 3.6, 3.7, 3.8, 3.9, 3.12 and 3.13 herein. In addition,

         (a) the matters covered by Sections 5.1, 5.2, 5.3, 5.5 and 5.7 shall be construed to include NewCo (by way of example and not limitation, the legal opinion required by Section 5.3 shall include opinions with respect to NewCo and a good standing certificate of NewCo shall be required under Section 5.7);

         (b) NewCo shall, in addition to Rare Medium, provide the indemnities required by Sections 5.6 and 7.13;

         (c) NewCo shall make the promises contained in Section 6.6; and

         (d) Section 1.3(b) shall be revised as the parties to this Agreement may mutually agree to reflect the foregoing exercise of right by Rare Medium.


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


         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


                                            RARE MEDIUM, INC.


                                            By: /s/ Glenn S. Meyers
                                                -------------------------------
                                            Its


                                            ICC TECHNOLOGIES, INC.


                                            By: /s/ Glenn S. Meyers
                                                -------------------------------
                                            Its


                                            DIGITALFACADES CORPORATION


                                            By: /s/ John Lin
                                                -------------------------------
                                            Its


                                            The Stockholders:

                                            /s/ John Lin
                                            -----------------------------------
                                                          John Lin

                                            /s/ Yvonne S. Tsai
                                            -----------------------------------
                                                       Yvonne S. Tsai

                                            /s/ Oliver Chan
                                            -----------------------------------
                                                         Oliver Chan

                                            /s/ Gregory Holland
                                            -----------------------------------
                                                       Gregory Holland

                                            /s/ William Kessler
                                            -----------------------------------
                                                       William Kessler

                                            /s/ Steven B. Klinenberg
                                            -----------------------------------
                                                    Steven B. Klinenberg

                                            /s/ Ching-Shen Lin
                                            -----------------------------------
                                                       Ching-Shen Lin

                                            /s/ Lily R. C. Lin
                                            -----------------------------------
                                                       Lily R. C. Lin

                                            /s/ Judith C. Lin
                                            -----------------------------------
                                                        Judith C. Lin

                                            /s/ Jane Lin
                                            -----------------------------------
                                                           Jane Lin

                                            /s/ Jeanette Perez
                                            -----------------------------------
                                                        Jeanette Perez

                                            /s/ Stephen Rowe
                                            -----------------------------------
                                                         Stephen Rowe

                                            /s/ Rosemary Scarzoni
                                            -----------------------------------
                                                      Rosemary Scarzoni

                                   Exhibit A
                         The DigitalFacades Shareholders

                                   Exhibit 1.2
                         Form of Certificates of Merger

                                 Exhibit 1.3(a)
                         Form of Stock Pledge Agreement

                                   Exhibit 4.3
                  Form of Opinion of Counsel for DigitalFacades

                                   Exhibit 4.7
                   Form of DigitalFacades Officers Certificate

                                   Exhibit 4.8
                 Form of DigitalFacades Stockholders Certificate

                                  Exhibit 4.12
                           Form of FIRPTA Certificate

                                   Exhibit 5.3
                   Form of Opinion of Counsel for Rare Medium

                                   Exhibit 5.5
                    Form of Rare Medium Officer's Certificate

                                   Exhibit 6.3
                      Form of John Lin Employment Agreement


                                       64